EXHIBIT 23.02




                          Independent Auditors' Consent
                          -----------------------------

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of The AES Corporation on Form S-8 of our report dated January 23, 2001, covering C.A. La Electricidad de Caracas and Corporation EDC, C.A. and their subsidiaries included in the current report filed on Form 8-K dated June 5, 2001 of The AES Corporation.



Porta, Cachafeiro, Laria y Asociados
A Member Firm of Andersen


/s/ Hector L. Gutierrez D.
--------------------------------
Hector L. Gutierrez D.
Public Accountant CPC no. 24321

Caracas, Venezuela
March 8, 2002